Exhibit 10.23.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 30, 2021, by and among FreightCar North America, LLC, a Delaware limited liability company (the “Borrower”), FreightCar America, Inc., a Delaware corporation (“Holdings”), and the Lender party hereto (the “Lender”).

R E C I T A L S:

WHEREAS, the Borrower, Holdings, the Lender and U.S. Bank National Association, as Disbursing Agent and Collateral Agent, are parties to that certain Credit Agreement, dated as of October 13, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lender consent to the delivery of (i) the budget and other documents required to be delivered pursuant to Section 5.01(d) of the Credit Agreement and (ii) an updated Perfection Certificate required to be delivered pursuant to Section 5.02(k) of the Credit Agreement, in each case no later than February 28, 2021, and that the Lender make certain other modifications to the Credit Agreement as contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Capitalized Terms. All capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by this Amendment.

Section 2. Amendment to the Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 6 below, upon the Effective Date (as hereinafter defined), Section 5.01(d)(ii) of the Credit Agreement is hereby amended and restated as follows:

“(ii) each fiscal year in the five years immediately following such fiscal year prepared in summary form, in each case, of Holdings, the Borrower and their Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Responsible Officer certifying that such budget is a reasonable estimate for the period covered thereby.”

Section 3. Consent. The Lender hereby consents to the delivery by the Borrower of (i) the budget and other documents required to be delivered pursuant to Section 5.01(d) of the Credit Agreement and (ii) an updated Perfection Certificate required to be delivered pursuant to Section 5.02(k) of the Credit Agreement, in each case no later than February 28, 2021, and agrees that their delivery on or before such date will not constitute a Default or an Event of Default under the terms of the Credit Agreement, including, without limitation, under Section 7.01(d). This consent shall apply in this instance only and, except as expressly provided herein, shall not relieve the Loan Parties of their obligations to comply with the terms of the Credit Agreement.

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Section 4. No Other Amendments, Consents or Waivers. Except as otherwise expressly provided herein, this Amendment shall not operate as a consent to any other action by any Loan Party or waiver of any right, power or remedy of the Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except as amended hereby, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect, and each of the Borrower and Holdings hereby ratifies and confirms its obligations thereunder, including, without limitation, the Liens on the Collateral granted by the Borrower and Holdings to the Collateral Agent. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Lender at variance with the Credit Agreement such as to require further notice by the Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Each of the Borrower and Holdings acknowledges and expressly agrees that the Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

Section 5. Representations and Warranties. Each of the Borrower and Holdings represents and warrants as follows as of the date hereof:

(a)
The execution, delivery and performance by the Borrower and Holdings of this Amendment are within the Borrower’s and Holdings’ organizational powers, have been duly authorized by all necessary organizational action, and do not (i) require any consent or approval of any of the holders of the equity interests of the Borrower or Holdings (which have not already been obtained); (ii) contravene the organizational documents of the Borrower or Holdings; (iii) violate, or cause the Borrower or Holdings to be in default under, any provision of any Requirement of Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to the Borrower or Holdings or violate any agreement to which either of them is a party as to which no consent, approval, waiver, or amendment is obtained; or

(iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the property of the Borrower or Holdings.

(b)
No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower or Holdings of this Amendment.

(c)
This Amendment has been duly executed and delivered by the Borrower and Holdings, and constitutes the legal, valid and binding obligation of the Borrower and Holdings, enforceable against the Borrower and Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)
After giving effect to this Amendment, no Default and/or Events of Default exist under the Credit Agreement and the other Loan Documents.

Section 6. Conditions Precedent to Effectiveness. This Amendment shall be effective as of the date (the “Effective Date”) that the Lender shall have received this Amendment, duly executed by the Borrower, Holdings and the Lender.

Section 7. Costs, Expenses and Taxes. To the extent required by Section 9.05(a) of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses of the Lender incurred in

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connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Lender with respect thereto).

Section 8. Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Governing Law. This Amendment shall be governed by and construed in accordance with Section 9.12 of the Credit Agreement.

Section 10. Loan Document. This Amendment shall constitute a Loan Document for all purposes.

Section 11. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12. Modification. This Amendment may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

Section 13. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto. Each of the Borrower and Holdings hereby reconfirms all of its Obligations and undertakings under the Credit Agreement and other Loan Documents, as amended hereby.

Section 14. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

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FREIGHTCAR NORTH AMERICA, LLC

By: /s/ JAMES R. MEYER

Name: JAMES R. MEYER

Title: President and Chief Executive Officer

HOLDINGS:

FREIGHTCAR AMERICA, INC.

By: /s/ JAMES R. MEYER

Name: JAMES R. MEYER

Title: President and Chief Executive Officer

LENDER:

CO FINANCE LVS VI LLC

By: /s/ CHRISTOPHER NEUMEYER

Name: CHRISTOPHER NEUMEYER

Title: Authorized Person

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